UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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ADVANCED ENERGY INDUSTRIES, INC.

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2020
Notice of Annual Meeting and Proxy Statement

Powering the 4th Industrial Revolution

A Message from Our CEO

Dear Stockholders:

It is our pleasure to invite you to attend our Annual Meeting of Stockholders at 9:00 a.m., Mountain Daylight Time, on Thursday, April 30, 2020, at our offices located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Fiscal 2019 was a transformational year for Advanced Energy as we accelerated our strategy to be a diversified global leader of precision electric power conversion solutions. Through the acquisition of Artesyn Embedded Power, Advanced Energy is now a leading supplier in each of the four major market verticals we serve: Semiconductor Equipment, Industrial & Medical applications, Data Center Computing, and Telecom & Networking. At the same time, we took actions to streamline our Company while increasing investment in our critical power technologies. As a result, we delivered record revenue and solid profitability during a period of served market weakness and believe we are positioned for accelerated earnings growth going forward.

We are in the midst of the 4th Industrial Revolution. The ability to collect, compute, store and transmit data continues to transform our lives. The use of data analytics is impacting many industries such as health care, automation, manufacturing, security, safety, entertainment and education. These complex analytics are enabled by innovations in technologies such as advanced computing, data storage, Internet of Things and high-speed connectivity. Our broad portfolios of power delivery solutions are at the center of these essential technologies and applications that enable the 4th Industrial Revolution.

During fiscal 2019, we:

•    Delivered record revenue with nearly 10% growth over 2018

•    Acquired Artesyn Embedded Power and increased our served applications

•    Increased our market presence and content

•    Invested in next generation technologies, scale and business continuity

•    Continued to develop our culture across our growing global organization

•    Developed initiatives around our environment & sustainability goals

As we continue to pursue our growth strategy, with our increased addressable market, new verticals, additional applications, continuing focused innovation, and the efficiency gains we can achieve through the integration of Artesyn Embedded Power, we are very excited about the future of Advanced Energy.

On behalf of our employees and directors, we thank you for your continued support and confidence in our Company.

Regards,

Yuval Wasserman
President & Chief Executive Officer

March 10, 2020

Notice of the Annual Meeting of Stockholders

To be held on April 30, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.

Logistics	Items of Business

When
Thursday, April 30, 2020 at 9:00 a.m. Mountain Daylight Time

Where
Advanced Energy Industries, Inc. 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202

Who Can Vote
All holders of our common stock at the close of business on March 9, 2020

			Board Recommendation	Page
	1	Election of eight (8) directors;	“FOR”	4

	2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020;	“FOR”	22

	3	Advisory approval of Advanced Energy’s compensation of its named executive officers;	“FOR”	25

	4	Any other matters of business properly brought before the Annual Meeting.

	Each of matters 1 through 3 is described in detail in the accompanying proxy statement, dated March 10, 2020.

Your vote is important. All stockholders are cordially invited to attend the Annual Meeting in person. If you do not plan to attend the Annual Meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the following ways:

	Place your vote via internet at www.proxypush.com/aeis	Call toll-free (if US or Canada) 1-866-390-9955	Mark, date, sign and mail your proxy card in the postage-paid envelope provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 30, 2020

This notice for the Annual Meeting, the proxy statement. the proxy card, and the Company’s 2019 Annual Report including the Annual Report on Form 10-K are available online at: www.proxydocs.com/aeis.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Denver, Colorado	Thomas O. McGimpsey
March 10, 2020	Executive Vice President, General Counsel, Government Affairs & Corporate Secretary

2020 ANNUAL
PROXY STATEMENT

Proxy Summary

This proxy statement and the accompanying proxy card and materials are first being sent to stockholders of Advanced Energy Industries, Inc. or made available electronically on or about March 11, 2020.

This summary highlights key information presented elsewhere in this year’s proxy statement.  This section does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

Our Meeting Agenda

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	EFFECT OF BROKER NON-VOTES AND ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1	Election of eight (8) directors	Page 4	FOR ALL NOMINEES	No Effect	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Pages 12-13
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020	Page 22	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
3	Advisory proposal on the compensation of our named executive officers	Page 25	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)

We do not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend.  The proposed corporate actions on which the stockholders are being asked to vote at the Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.

Our Governance Best Practices

WHAT WE DO	WE DO NOT DO

√   To ensure effective management oversight, our Board Governance Guidelines specify that the Chairman of the Board and CEO positions be held by separate persons.

√   A substantial portion of compensation is performance-based.

√   We maintain a highly independent board of directors.

√   We maintain robust stock ownership requirements for executives.

x  There are no interlocking relationships among our directors.

x  There are no excise tax gross-up arrangements with any of our executive officers

x  We do not guarantee incentive awards

x  Our policies prohibit hedging of company stock

x  We do not provide significant perquisites or separate pension programs to our executive officers

PRECISION | POWER | PERFORMANCE	1

2020 ANNUAL
PROXY STATEMENT

Corporate Social Responsibility and Sustainability

Our goal as a company is to lead the world in the application of precision power conversion to improve lives and to create value for our global stakeholders. In every aspect of our business operation we strive to be a positive force for our employees and in our communities, while conserving resources to minimize any negative impact on the environment and the planet. We incorporate these principles into everything we do.

Environment
•

Energy-efficient products. Our products take in electrical power from the grid and convert it to an optimal usable form. Efficiency of energy conversion is a key performance factor for our customers. We are committed to producing products with industry-leading energy conversion efficiency in order to minimize overall energy usage by our customers.

•

Energy-efficient operations. We operate multiple manufacturing facilities around the world.  We strive to lower our energy usage in these factories wherever possible and seek to utilize renewable energy sources. For example, in our new Malaysia factory nearly all of the required electrical power is generated from renewable sources.  Additionally, our Philippines factory employs novel alternatives to reduce the need for thermal testing and our Philippines factory received the Best Environmental Performance Award in 2019.

•

Recycling. We are committed to recycling the waste generated from our business activities as much as possible. Our facility in Vancouver, Washington was recently recognized and certified as a Clark County Green Business for its efforts to conserve resources and improve recycling practices, and our Fort Collins, Colorado site received the Platinum certification from ClimateWise for achieving environmental goals in areas such as energy use, water, waste, transportation, and social responsibility.

Social & Community
•

Charitable contributions. Our charitable contributions committee, founded in 2010, and supported and led by our employees, provides financial support for 501(c)(3) corporations, nonprofit institutions and organizations that improve education, the environment and health and social services across the communities in which we operate.

•	Volunteerism. We offer each employee eight hours of paid time off to volunteer with a self-selected 501(c)(3) organization.
•

Community Involvement. We work closely with community organizations, including supporting STEM education in local schools, working with universities around the world to facilitate their innovative research projects, participating in local chambers of commerce and partnering with local nonprofit organizations.

2	PRECISION | POWER | PERFORMANCE

2020 ANNUAL
PROXY STATEMENT

Ethical Business Practices
•

Human Rights. Respecting the human rights of our employees and all those involved in our business operations is a core principle for Advanced Energy. Our Code of Conduct, which also applies to our suppliers, specifically prohibits activities involving slave or forced labor, human trafficking, and child labor.

•

Supply Chain. We are committed to sustainable and responsible sourcing of the materials that make up our products. We audit our suppliers to confirm (where possible) that minerals originating within DRC +9 are conflict-free.

•	Employee Training and Helplines. We actively and regularly train all our employees on ethical business practices and provide a 24-hour hotline to address ethics issues should they arise.

PRECISION | POWER | PERFORMANCE	3

2020 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What am I voting on and how should I vote?

You are being asked to elect eight (8) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees are sufficiently qualified to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

A board of eight (8) directors is to be elected at the Annual Meeting. The Board of Directors has nominated for reelection the persons listed below. Each nominee was recommended for reelection by our Nominating and Governance Committee. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating and Governance Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

4	PRECISION | POWER | PERFORMANCE

2020 ANNUAL
PROXY STATEMENT

Nominees

The nominees presented below represent a broad group of experienced business leaders. The below table provides a summary of our nominees’ background and responsibilities.

			Committee Memberships
Name and Principal Occupation	Age	Director Since	Audit & Finance	Nominating & Governance	Compensation	Pricing
GRANT H. BEARD (Chairman) Currently serves as Sr. Executive Operating Partner for Blue Point Capital	59	2014		C	M	M
FREDERICK A. BALL Former EVP & Chief Administrative Officer of Marketo Inc.	57	2008	C	M		M
TINA M. DONIKOWSKI Former Vice President, Global Locomotive Business at General Electric Company	60	2018	M	M
RONALD C. FOSTER Former Chief Financial Officer of Micron Technology, Inc.	69	2014	M	M		M
EDWARD C. GRADY Former Chief Executive Officer of Electro Scientific Industries, Inc.	72	2008		M	C
THOMAS M. ROHRS Currently serves as Executive Chairman and director of Ichor Systems, Inc.	69	2006	M	M
JOHN A. ROUSH Currently serves as operating executive advisor to ACON Investments, LLC, a private equity firm.	55	2016		M	M
YUVAL WASSERMAN Currently serves as President, CEO, and director of Advanced Energy	65	2014

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2020 ANNUAL
PROXY STATEMENT

Grant H. Beard (Chairman)
Director Since: 2014	Committees: Nominating and Governance, Compensation, Pricing
Age: 59
Independent Director
Business Experience:

Grant H. Beard currently serves as a senior executive Operating Partner for Blue Point Capital, a private equity firm, and as a senior advisor to Center Rock Capital, a global alternative investment firm. Mr. Beard served as Chairman and Chief Executive Officer of Wynnchurch Industries, LLC, a diversified holding company investing in engineered product businesses, from January 2016 to June 2017. Mr. Beard also served as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. Mr. Beard served as President and Chief Executive Officer of Constar International, Inc. from 2010 to 2012, where he led the financial and operational restructuring of Constar’s global packaging business that was later sold to Plastipak Corporation. Prior to that, Mr. Beard served as President & CEO of TriMas Corporation, Chairman & CEO of Health Media, and Global Group President of Fluid Management Products at Dana/Echlin Corporation. In addition, Mr. Beard served as a senior executive Operating Partner with Blue Point Capital from 2009 to 2014. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Key Skills and Qualifications:
 Senior Leadership Experience  Financial Expertise  Public Board Experience  Global Expertise  Industry Experience

Frederick A. Ball
Director Since: 2008	Committees: Audit and Finance, Nominating and Governance, Pricing
Age: 57
Independent Director
Business Experience:

Frederick A. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc., a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that, Mr. Ball was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for a number of private and public technology companies including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation. Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years. In December 2016, Mr. Ball joined the board of Engagio Inc., a leading provider of account-based marketing and sales solutions. Mr. Ball served as a director of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on micro technologies, from 2003 to January 2019, and served as chair of its compensation committee and a member of its audit committee. Mr. Ball served on the board of Sendgrid, Inc., a leading provider of a cloud-based customer communication platform, and from April 2017 until January 2019, having served as chair of its audit committee and a member of its nominating and governance committee.

Key Skills and Qualifications:
 Senior Leadership Experience  Financial Expertise  Global Expertise  Public Board Experience  Industry Experience

6	PRECISION | POWER | PERFORMANCE

2020 ANNUAL
PROXY STATEMENT

Tina M. Donikowski
Director Since: 2018	Committees: Audit and Finance, Nominating and Governance
Age: 60
Independent Director
Business Experience:

Tina M. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. Ms. Donikowski served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. Ms. Donikowski currently serves on the Board of Directors of Atlas Copco AB (STOCKHOLM: ATCO), a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden, CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, TopBuild (NYSE: BLD) a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. Ms. Donikowski also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.

Key Skills and Qualifications:
 Senior Leadership Experience  Public Board Experience  Global Expertise  Technical Expertise  Financial Expertise

Ronald C. Foster
Director Since: 2014	Committees: Audit and Finance, Nominating and Governance, Pricing
Age: 69
Independent Director
Business Experience:

Ronald C. Foster is currently on the board of Everspin Technologies Inc., a publicly traded provider of MRAM solutions and Mr. Foster serves as chairman of the audit committee. Mr. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”), a global corporation that produces forms of semiconductor devices, from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and also served in various financial and operational roles at Applied Materials, Inc., Egghead Software, and Hewlett Packard Company. He previously served as a board member of Inotera Memories Inc., and multiple other private company boards.

Key Skills and Qualifications:
 Senior Leadership Experience  Financial Expertise  Industry Experience  Public Board Experience  Global Expertise

PRECISION | POWER | PERFORMANCE	7

2020 ANNUAL
PROXY STATEMENT

Edward C. Grady
Director Since: 2008	Committees: Nominating and Governance, Compensation
Age: 72
Independent Director
Business Experience:

Edward C. Grady is currently on the Southern Illinois University Edwardsville SIUE Foundation board. He served as President and Chief Executive Officer of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on micro technologies, from February 2014 to September 2016. Mr. Grady served as Chairman and Chief Executive Officer of Reel Solar Inc., an early stage start-up company focused on low cost PV Solar panel production technology and process, from 2010 until February 2014. Mr. Grady retired in October 2007 from his position as President and Chief Executive Officer of Brooks Automation, Inc. (“Brooks Automation”). Prior to joining Brooks Automation in February 2003, he ran multiple divisions at KLA-Tencor Corporation, a publicly traded process control company, and served as Chief Executive Officer of Hoya Micro Mask Inc., a supplier of photo masks and services to the semiconductor industry. Mr. Grady has also served on several boards of other technology companies, providing cross board experience.

Key Skills and Qualifications:
 Senior Leadership Experience  Public Board Experience  Industry and Technical Expertise  Global Expertise  Financial Expertise

Thomas M. Rohrs
Director Since: 2006	Committees: Audit and Finance, Nominating and Governance
Age: 69
Independent Director
Business Experience:

Thomas M. Rohrs has served as Executive Chairman and director of Ichor Systems, Inc., a leading manufacturer of gas and chemical delivery systems for semiconductor process equipment, since February 2012 and was its Chief Executive Officer from September 2014 to January 2020. Previously, Mr. Rohrs was the Chief Executive Officer of Skyline Solar, Inc., a solar equipment manufacturer, from June 2010 to September 2012. Mr. Rohrs had been an advisor and consultant to a number of companies, both public and private, including renewable energy companies from February 2009 to June 2010. From December 2004 to March 2010, Mr. Rohrs served as a director of Electroglas. From 1997 to 2002, Mr. Rohrs was employed by Applied Materials, Inc. (“Applied”), a semiconductor equipment company, most recently as Senior Vice President of Global Operations, and served as a member of Applied’s executive committee. Mr. Rohrs serves on the board of directors of Intevac, Inc., a publicly traded leading supplier of magnetic media processing systems. Mr. Rohrs served on the board of Seque Manufacturing Services, a private manufacturing services company, from 2008 to 2015. Mr. Rohrs has served on several boards of other technology companies, both public and private.

Key Skills and Qualifications:
 Senior Leadership Experience  Public Board Experience  Industry and Technical Expertise  Global Operations Expertise  Financial Expertise

8	PRECISION | POWER | PERFORMANCE

2020 ANNUAL
PROXY STATEMENT

John A. Roush
Director Since: 2016	Committees: Nominating and Governance, Compensation
Age: 55
Independent Director
Business Experience:

John A. Roush currently serves as an operating executive advisor to ACON Investments, LLC, a private equity firm. Mr. Roush serves as Chairman of the Board of International Imaging Materials, Inc., which is a privately held portfolio company of ACON Investments, which produces consumable products for the industrial marking and medical device industries.  Mr. Roush also serves on the board of Pine Environmental LLC, an ACON portfolio company that provides test & measurement equipment to the environmental market.  In addition, Mr. Roush serves as a director of Lemaitre Vascular, Inc., a publicly traded global provider of medical devices and implants for the treatment of peripheral vascular disease, and he is a member of its Audit Committee. Mr. Roush also serves as a director of Applied Life Sciences & Systems, a privately held company that is developing automated vaccine delivery technology for the poultry industry. Mr. Roush previously served as Chief Executive Officer and a director of Novanta Inc., (formerly, GSI Group Inc.), a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions, most recently leading the company’s $1.2 billion Environmental Health segment. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., (now Honeywell International), McKinsey & Company Inc. and General Electric Company.

Key Skills and Qualifications:
 Senior Leadership Experience  Public Board Experience  Technical Expertise  Global Expertise  Financial Expertise

Yuval Wasserman
Director Since: 2014
Age: 65

Business Experience:

Yuval Wasserman has served as President & Chief Executive Officer, and as a director of Advanced Energy since October 2014. Mr. Wasserman joined us in August 2007 as Senior Vice President, Sales, Marketing and Service. In October 2007, Mr. Wasserman was promoted to Executive Vice President, Sales, Marketing and Service. In April 2009, he was promoted to Executive Vice President and Chief Operating Officer of the Company, and then in August 2011, he was promoted to President of the Thin Films Business Unit. Mr. Wasserman was on the Board of Directors of Syncroness, Inc., an outsourced engineering and product development company, from 2010 to 2017 when it was sold, and joined the Board of Directors of FARO Technologies, Inc., a publicly traded manufacturer of three-dimensional (3D) measurement, imaging and realization systems, in December 2017. Mr. Wasserman is a National Association of Corporate Directors (NACD) Governance Fellow. Mr. Wasserman has a BSc degree in chemical engineering from Ben Gurion University in Israel.

Key Skills and Qualifications:
 Senior Leadership Experience  Public Board Experience  Industry and Technical Expertise  Global Operations Expertise  Financial Expertise

PRECISION | POWER | PERFORMANCE	9

2020 ANNUAL
PROXY STATEMENT

Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be composed of directors with diverse skills, experience, qualifications and characteristics. It is critical that directors understand the markets in which the Company operates, particularly in the semiconductor capital equipment and industrial power markets. It is equally important that, collectively, the directors have successful experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management and sales and marketing. The following are certain qualifications, experience and skills for Board members which are important to the Company’s business and its future:

Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance and their ability to assess and respond to situations encountered in serving on our Board may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition and/or involved technology or other rapidly evolving business models.

Senior Leadership Experience

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the Chief Executive Officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

Public Company Board Experience

Because the Company is a global leader in innovative power solutions for semiconductor and industrial markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations and the market segments in which the Company competes.

Industry & Technical Expertise

Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

Global Expertise

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

Financial Expertise

10	PRECISION | POWER | PERFORMANCE

2020 ANNUAL
PROXY STATEMENT

Grant H. Beard brings to the Board significant management level experience together with experience in the private equity/merchant banking industry. He currently serves as a senior executive Operating Partner for Blue Point Capital and as an Executive in Residence at Summit Partners. Mr. Beard served as Chairman and CEO of Wynnchurch Industries, LLC and has served in various executive level positions including Chairman, President and CEO of Wolverine Advanced Materials LLC and President and CEO of Constar International Inc. and Trimas Corporation. Mr. Beard’s experience also includes serving as Operating Partner at private equity/merchant banking groups Anderson Group and Blue Point Capital.

Frederick A. Ball brings to the Board his extensive experience in senior management, operations, finance and auditing, having recently served as the Chief Financial Officer of a leading provider of cloud-based marketing software. He has also served as CFO, Chief Operating Officer and Senior Vice President of various public and private technology companies. Mr. Ball’s greater than 10 years of experience as an accountant with PricewaterhouseCoopers also provides finance and accounting expertise. In addition, he served on two other public company boards as either a chair or member of their audit, compensation, and nominating and governance committees. Mr. Ball’s balance of experience enables him to work very productively with both the Board and senior management, particularly on strategic, finance and audit, and executive compensation matters.

Tina M. Donikowski brings to the Board broad senior management, operations and global experience having served for 38 years in leadership positions at General Electric Company, most recently as Vice President, Global Locomotive Business, GE Transportation. Ms. Donikowski’s experience provides the Board with valuable input on strategic, operational, market and product strategies and initiatives. In addition, Ms. Donikowski’s experience as a board member of Atlas Copco AB, a large industrial multi-national corporation based in Sweden, CIRCO International and TopBuild as well as boards of other companies, provides our Board with valuable insight in terms of a broad range of governance topics and international developments.

Ronald C. Foster brings to the Board significant knowledge and experience in the semiconductor and high-tech industry. Mr. Foster served as the Chief Financial Officer and Vice President of Finance at Micron Technology, Inc., and has significant experience in executive level management positions in the semiconductor and high-tech industries. Mr. Foster also brings significant experience in financial management, accounting and finance issues as he has served in the role of CFO for various companies focused on the semiconductor industry.

Edward C. Grady brings to the Board his knowledge and experience in both the semiconductor capital equipment and solar equipment industries, as he has served as Chairman and Chief Executive Officer of an early stage solar equipment company, and has served as CEO of two companies providing services to the semiconductor industry. He shares with the Board and senior management the insight and understanding he has developed from his leadership at several companies, including in the areas of product strategy and development, service and organizational development. Mr. Grady also served on the boards of several other technology companies, providing cross-board experience.

Thomas M. Rohrs brings to the Board executive management and operations experience in the semiconductor capital equipment industry, particularly in the areas of research and development, supply chain management and product development. The Board and senior management benefit from his strategic thinking and prior involvement in the semiconductor capital equipment and solar equipment industries. Mr. Rohrs also has significant experience serving on several other public company boards, where he has been Chairman, as well as a member of the compensation and nominating committees.

John A. Roush brings to the Board significant management level experience in the medical and industrial markets together with public company experience. Mr. Roush most recently served as Chief Executive Officer of a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets. The Board and senior

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2020 ANNUAL
PROXY STATEMENT

management benefit from his extensive experience in the industrial markets, which are a strategic focus area for the Company, and his knowledge of leading a public company.

Yuval Wasserman brings years of management experience in the semiconductor and electronics industries and has significant knowledge of the Company’s history and operations. Mr. Wasserman has held various executive level positions at the Company and currently serves as the Company’s President and Chief Executive Officer. Mr. Wasserman also currently serves on the board of FARO Technologies, Inc., a publicly traded manufacturer of three-dimensional (3D) measurement, imaging and realization systems, providing cross-board experience.

The Board believes that the qualities and skills listed above for each of the nominees, qualified each such nominee for service as a director of Advanced Energy.

Independence

The Board of Directors has determined that each of the nominees, other than Yuval Wasserman (i.e., Grant H. Beard, Frederick A. Ball, Tina M. Donikowski, Ronald C. Foster, Edward C. Grady, Thomas M. Rohrs and John A. Roush), is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a director. The independent directors, if all of them are elected at the Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S‑K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Required Vote

Our Board has adopted a Director resignation policy (the “Policy”), which is included in the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advancedenergy.com within the Company’s Board Governance Guidelines. Under the Policy, any nominee for director in an uncontested

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election who does not receive a majority vote “FOR” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating and Governance Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating and Governance Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.

Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the Policy described above). The “plurality” standard means the nominees who receive the largest number of “FOR” votes cast are elected as directors of the Company. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the eight (8) nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Director Compensation

The compensation policy for non-employee directors for the fiscal year ended December 31, 2019 was as follows:

•	$45,000 annual cash retainer paid in equal quarterly installments in February, May, August, and November;
•	An additional $50,000 annual cash retainer for the Chair of the Board, paid in equal quarterly installments in February, May, August, and November;
•	Annual cash retainer fees of $26,000, $15,000 and $10,000 for the chairs of the Audit and Finance, Compensation, and Nominating and Governance Committees, respectively;
•	Annual cash retainer fees of $13,000, $7,500, and $5,000 for committee members of the Audit and Finance, Compensation and Nominating and Governance Committees, respectively;
•	The Board may (but is not required) to grant restricted stock units to a new non-employee director upon initial election or appointment to the Board; and
•

3,500 restricted stock units annually to each non-employee director on the date of his or her re-election at the Annual Meeting; each annual grant will vest one year from the date of grant if the director continues to then-serve on the Board.

At this time, directors are not separately compensated for their service on the Pricing Committee.

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In February 2014, our Board of Directors adopted a Stock Ownership Policy that requires non-employee directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles, etc.), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the Stock Ownership Policy. The Stock Ownership Policy provides for a phase‑in period over five years for each member to achieve the requisite ownership requirements. All non-employee members of the Board either currently conform to the policy or are on track to meet the policy within the required time frame.

The Compensation Committee regularly reviews non-employee director compensation with its independent compensation consultant, Semler Brossy.

Non-employee director equity compensation has historically been denominated as a fixed number of units rather than a specific dollar amount. The Company’s closing stock price on June 4, 2019, the date of the restricted stock unit grants, was $51.87.

The average annual value of a non-employee director restricted stock unit award from 2010 through 2019 is $210,159. The Compensation Committee believes that this long-term view validates the use of a fixed number of units approach, under which the award value is aligned with the Company’s publicly traded stock price. The Compensation Committee will continue to review and monitor non-employee director compensation, use market data for comparisons to peer programs, and work with Semler Brossy to ensure the program remains appropriate.

The following table details director compensation for 2019.

2019 Director Compensation
					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fee Earned or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)
Grant H. Beard	$112,500	$181,545	—	—	—	—	$294,045
Frederick A. Ball	$76,000	$181,545	—	—	—	—	$257,545
Tina M. Donikowski	$63,000	$181,545	—	—	—	—	$244,545
Ronald C. Foster	$63,000	$181,545	—	—	—	—	$244,545
Edward C. Grady	$65,000	$181,545	—	—	—	—	$246,545
Thomas M. Rohrs	$63,000	$181,545	—	—	—	—	$244,545
John A. Roush	$57,500	$181,545	—	—	—	—	$239,045
Yuval Wasserman

(1)

During 2019, Messrs. Beard, Ball, Foster, Grady, Rohrs and Roush and Ms. Donikowski were each granted 3,500 restricted stock units (RSUs) for their service on the Board, which were the only outstanding unvested equity awards held by our directors as of December 31, 2019.

Board of Directors Meetings

Each Director attended well above 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he or she was a director) and the committees (held during the period for which he or she was a director) on which he or she served.

The Board of Directors held nine meetings in 2019. During 2019, four executive sessions of the Board of Directors were held. The Board’s committees consist of the Audit and Finance Committee, Nominating and Governance Committee, Compensation Committee and Pricing Committee.

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Members of the Board of Directors are welcomed and encouraged, but not required, to attend the Annual Meeting. The Company’s annual meeting of stockholders held on June 4, 2019 (the “2019 Annual Meeting”) was attended in person or by telephone by six of the then-members of the Board of Directors.

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AUDIT COMMITTEE
Meetings: 9
Chair: Frederick A. Ball
Other Members:
 Ronald C. Foster
 Thomas M. Rohrs
 Tina M. Donikowski

Independence: 100% compliance with NASDAQ and SEC rules. The Board of Directors determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Financial Expertise: 100% compliance with SEC rules.  The Board of Directors has evaluated the credentials of Messrs. Ball, Foster, and Rohrs and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC.

Charter: Available at www.advancedenergy.com/about-us/leadership-team/audit--finance-committee-charter/.
Key Responsibilities:
 selecting Advanced Energy’s independent registered public accounting firm;
 approving the scope, fees and results of the audit engagement;
 determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;
 approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

  evaluating comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

 reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving significant changes;
 engaging advisors and consultants as necessary in connection with the conduct of the Company’s business or as pertains to the assessment of risk or dispute resolution;
 reviewing and approving related party transactions; and

  establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to report to the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the Company and potential misconduct.

The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Approval is provided on a service-by-service basis. In 2019, the Audit and Finance Committee approved all of the services provided by Advanced Energy’s independent registered public accounting firm.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10‑K and 10‑Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

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Report of the Audit and Finance Committee

In accordance with the Audit and Finance Committee’s written charter duly adopted by the Board of Directors, we have reviewed Advanced Energy’s audited financial statements, as of and for the year ended December 31, 2019, and met together and separately with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2019, to discuss Advanced Energy’s  audited financial statements as of and for the year ended December 31, 2019. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referenced above be included in Advanced Energy’s 2019 Annual Report on Form 10‑K. The Audit and Finance Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020, subject to stockholder ratification.

The Audit and Finance Committee

Frederick A. Ball, Chairman

Tina M. Donikowski

Ronald C. Foster

Thomas M Rohrs

This report of the Audit and Finance Committee is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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NOMINATING AND GOVERNANCE COMMITTEE
Meetings: 4
Chair: Grant H. Beard
Other Members:
 Frederick A. Ball	 Thomas M. Rohrs
 Ronald C. Foster	 John A. Roush
 Edward C. Grady	 Tina M. Donikowski

Independence: 100% compliance with NASDAQ rules. Each of the members of the Nominating and Governance Committee was, and is, an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Charter: Available at https://www.advancedenergy.com/about-us/leadership-team/nominatinggovernance-comm.-charter/
Key Responsibilities:
 ensuring that a majority of the directors will be independent;
 establishing qualifications and standards to serve as a director;
 identifying and recommending individuals qualified to become directors;
 considering any candidates recommended by stockholders;
 determining the appropriate size and composition of the Board;
 ensuring that the independent directors meet in executive session quarterly;

  reviewing other directorships, positions, and business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board or other suitability criteria;

  sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committee chairpersons;

 developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board;
 reviewing succession plans for the CEO and other key management positions as appropriate;
 considering any other corporate governance issues that arise from time to time and referring them to the Board;
 if the Board requests, developing appropriate recommendations to the Board; and
 overseeing the Company’s insider trading policies and procedures.

Director Nominations

The Nominating and Governance Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating and Governance Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Nominating and Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate. However, as set forth in the Company’s Board Governance Guidelines, the Nominating and Governance Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. In selecting nominees, the

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Nominating and Governance Committee assesses the independence, character and acumen of candidates. The Nominating and Governance Committee also endeavors to establish a number of areas of collective core competency of the Board. Therefore, the Nominating and Governance Committee assesses whether a candidate possesses skills including business judgment, leadership, strategic vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Board Governance Guidelines provide that the Nominating and Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In assessing the diversity of the Board, the Nominating and Governance Committee assesses such factors as leadership, character, reputation, integrity, judgment, diversity, age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen and exposure and experience in international markets. The Board values a diverse set of viewpoints and experiences, and also considers gender and ethnic diversity. These factors, which are among the factors the Board and the Nominating and Governance Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time and in its search for potential nominees.

The Nominating and Governance Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. The Nominating and Governance Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating and Governance Committee, in care of the Corporate Secretary of Advanced Energy at 1595 Wynkoop St., Suite 800,  Denver, Colorado 80202. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Amended and Restated By-laws of Advanced Energy, including but not limited to, your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under the section entitled “Proposals of Stockholders” on page  52 of this proxy statement.

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COMPENSATION COMMITTEE
Meetings: 5
Chair: Edward C. Grady
Other Members:
 Grant H. Beard
 John A. Roush
Independence: 100% compliance with NASDAQ rules. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Non-Employee: 100% compliance with Securities Exchange Act of 1934. Each of the members of the Compensation Committee is an “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Outside Director: 100% compliance with Internal Revenue Code. Each of the members of the Compensation Committee is an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code, as amended.

Charter: Available at https://www.advancedenergy.com/about-us/leadership-team/compensation-committee-charter/
Key Responsibilities:
 recommending salaries, incentives and other compensation for directors and officers of Advanced Energy;
 administering and reviewing Advanced Energy’s incentive compensation and benefit plans;
 reviewing CEO and management succession planning in the context of executive compensation; and
 recommending to the Board of Directors policies relating to such compensation and benefit plans.

The Compensation Committee has also, from time to time, retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities. In addition, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to:

  form and delegate authority to subcommittees; and

  ask the Company to provide the Compensation Committee with the support of one or more Company employees to assist it in carrying out its duties.

PRICING COMMITTEE

Members:
 Grant H. Beard
 Frederick A. Ball
 Ronald C. Foster
Independence: 100% compliance with NASDAQ rules
Key Responsibility:

  may exercise all of the powers and authority of the Board of Directors in connection with all matters relating to the Company’s previously authorized stock repurchase program and the issuance of any future indebtedness by the Company; including the terms and conditions, timing and other provisions of such stock repurchases or debt issuances.  This committee is ad-hoc in nature and did not meet in 2019.

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Board Governance Structure

The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Board Governance Guidelines are available on our website at https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/.  The Company believes this Board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.

Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outline operational risks that may exist from time to time. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk and liquidity risk, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

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PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ADVANCED ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year 2020. Although our governing documents do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment of Ernst  & Young LLP is consistent with best practices in corporate governance.

We believe that Ernst &Young LLP is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors therefore recommends you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020.

Ratification of Independent Registered Accounting Firm

If stockholders do not ratify the appointment of Ernst & Young LLP,  the Audit and Finance Committee will regard such vote as a direction to consider the appointment of a different independent registered public accounting firm. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit and Finance Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.

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Change in Independent Registered Public Accounting Firm in 2019

The Audit and Finance Committee is directly responsible for the appointment, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and our subsidiaries.

After completing a comprehensive competitive bid process to select an independent registered public accounting firm to provide audit and related services to Advanced Energy for the year ending December 31, 2019, on March 25, 2019, the Audit and Finance Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective immediately, and provided Grant Thornton with notice of such dismissal. The audit reports of Grant Thornton on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. On March 27, 2019, Grant Thornton confirmed in a filing with the SEC that, during our two most recent fiscal years ended December 31, 2018 and December 31, 2017, and during the subsequent interim period through March 25, 2019, the date of the Audit and Finance Committee’s dismissal of Grant Thornton, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On March 27, 2019, Advanced Energy engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, which engagement was approved by the Audit and Finance Committee and effective on March 27, 2019.

During the Company’s two fiscal years ended December 31, 2018 and December 31, 2017, and during the subsequent interim period through March 27, 2019, neither the Company, nor anyone on its behalf, consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, of (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)). Ernst & Young LLP provided Advanced Energy with notice of acceptance of such engagement.

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Independent Registered Public Accounting Firm Fees and Services

The following table presents fees billed to Advanced Energy for professional services rendered by Grant Thornton LLP, our prior independent registered public accounting firm for 2018 and Ernst & Young LLP, our current registered public accounting firm for 2019. All of the fees in the following table were approved by the Audit Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category	2019	2018
	(In thousands)
Audit Fees (1)	$2,650	$2,033
Audit Related Fees (2)	175	—
Tax Fees (3)	891	—
Other Fees (4)	—	—
Total Fees	$3,716	$2,033

(1)

Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees. We incurred the above listed amount to Ernst & Young LLP for tax advice and/or tax planning during 2019.
(4)	Other Fees are not applicable.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Advanced Energy for 2020 requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020.

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PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on and how should I vote?

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long term stockholder interests.

Accordingly, stockholders are being asked to vote “FOR” the below resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to our overall compensation philosophy as described in the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.	96%
At the 2019 Annual Meeting, approximately 96% of the votes cast approved our “say on pay” proposal.

Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term equity incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-

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based in order to align their interests with those of our stockholders, place more of their compensation at risk and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures.

As discussed in the Compensation Discussion and Analysis beginning on page 29 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

PAY-FOR-PERFORMANCE

We emphasize Long-term success as well as Annual results.	We focus on our stockholders, customers and employees.	We promote sound risk management.

We strive to structure our executive compensation programs within a framework that measures performance using a variety of predominantly financial metrics. We do this to promote and reward actions that strengthen the Company’s long-term health while promoting strong annual results.

We make annual compensation decisions based on an assessment of each executive’s performance against goals that promote the Company’s success by focusing on our stockholders, customers and employees. We focus not only on results but on how results were achieved.

We strive to structure our executive compensation programs to be consistent with and support sound risk management. We have reviewed the design and controls in our incentive compensation program to assess the effectiveness of the program and our compensation practices in controlling excessive risk.

Required Vote

Advisory approval of the Company’s named executive officer compensation requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; provided, however, the Board and Compensation Committee will review the results of and take into consideration such results when making future executive compensation decisions.

The Company will ask its stockholders to consider an advisory vote on the compensation of our named executive officers every year until otherwise determined by a vote of our stockholders pursuant to applicable Securities and Exchange Commission rules.

The Board of Directors recommends a vote “FOR” the approval of the Company’s named executive officer compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2020, there were 38,357,870 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2020 (unless otherwise noted) by:

•	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;
•	each director and nominee for director;
•	each named executive officer; and
•	the directors and executive officers as a group.

Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc.,  1595 Wynkoop St., Suite 800, Denver, Colorado 80202.

	Shares of Common
	Stock Beneficially
Name of Stockholder	Owned **		Percent Owned
BlackRock, Inc.	5,753,164	(1)	15%
The Vanguard Group	4,092,565	(2)	11%
FMR LLC	2,435,972	(3)	6%
Ameriprise Financial, Inc.	2,318,893	(4)	6%
Victory Capital Management Inc.	2,243,625	(5)	6%
Yuval Wasserman, President, Chief Executive Officer and Director	307,322	(6)(7)	*
Paul Oldham, Executive Vice President and Chief Financial Officer	18,804	(6)(7)	*
Neil Brinker, Executive Vice President and Chief Operating Officer	25,078	(6)(7)	*
Thomas O. McGimpsey, Executive Vice President, General Counsel, Government Affairs & Corporate Secretary	59,619	(6)(7)	*
Grant H. Beard, Chairman of the Board of Directors	51,500	(8)	*
Frederick A. Ball, Director	32,500	(8)	*
Tina M. Donikowski, Director	9,500	(8)	*
Ronald C. Foster, Director	41,500	(8)	*
Edward C. Grady, Director	48,300	(8)	*
Thomas M. Rohrs, Director	23,500	(8)	*
John A. Roush, Director	25,500	(8)	*
All executive officers and directors, as a group (11 persons)	643,123		2%

*       Less than 1%

**     Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares.

(1)

Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 5,662,348 shares and sole dispositive power over 5,753,164 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 10, 2020 by The Vanguard Group. The Vanguard Group reports sole voting power over 80,266 shares, shared voting power over 7,150 shares, sole dispositive power over 4,010,074 shares and shared dispositive power over 82,491 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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(3)

Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 6, 2020 by FMR LLC. FMR LLC reports sole voting power over 511,620 shares and sole dispositive power over 2,435,972 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 14, 2020 by Ameriprise Financial, Inc.  Ameriprise Financial, Inc. reports shared voting power over 2,276,821 shares and shared dispositive power over 2,318,893 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center Minneapolis, MN 55474.

(5)

Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on January 31, 2020 by Victory Capital Management Inc. Victory Capital Management Inc. reports sole voting power over 2,179,410 shares and sole dispositive power over 2,243,625 shares. The address for Victory Capital Management Inc. is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.

(6)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2020 pursuant to stock options granted or assumed by Advanced Energy:

Yuval Wasserman	127,374
Paul Oldham	—
Neil Brinker	—
Thomas McGimpsey	6,995

(7)

Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2020 pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

Yuval Wasserman	34,228
Paul Oldham	7,231
Neil Brinker	7,954
Thomas McGimpsey	7,832

(8)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the Annual Meeting.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our overall executive compensation philosophy and objectives with a particular focus on the compensation of our named executive officers that appear in the Summary Compensation Table. Our named executive officers for 2019 were the following four individuals:

Name	Position
Yuval Wasserman	President and Chief Executive Officer
Paul Oldham	Executive Vice President and Chief Financial Officer
Neil Brinker	Executive Vice President and Chief Operating Officer
Thomas McGimpsey	Executive Vice President, General Counsel, Governmental Affairs & Corp. Secretary

Executive Summary and Overview of 2019 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders.

To achieve these goals, it is critical that we can attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

Accordingly, the Company strives to provide compensation to its executive officers that is:

 linked to stockholder value creation,

 reflective of the overall performance of the Company, and

 considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

As part of the Company’s continued focus on delivering improved stockholder value, the Compensation Committee designs its executive compensation program to closely align executive compensation with stockholders’ interests and reinforce a “pay for performance culture.”

PHILOSOPHY
Culture
Our Compensation Committee made the majority of our executive compensation contingent on achievement of financial performance goals (see Short Term Incentive and Long Term Incentive Plans)
88% of CEO target compensation is performance based
Over 75% of our other NEOs target compensation is performance based
Pay for Performance
FINANCIAL GOALS

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Our Compensation Committee reinforces our philosophy of “pay for performance culture” by making the majority of our named executive officers’ 2019 pay contingent on the achievement of financial performance goals through our Short Term Incentive Plan (which we refer to as the 2019 STI Plan) and our Long Term Incentive Plan (which we refer to as the 2019 LTI Plan), which we discuss in more detail below. In 2019, 88% of our Chief Executive Officer’s target compensation was performance based, and over 75% of our other named executive officer’s target compensation was performance based.

Fiscal Year 2019 Business Performance

We entered 2019 with continued weakness in our business driven by several global factors including slowing growth in end market demand for semiconductor devices (especially from memory devices), digestion of equipment capacity, and uncertainty around trade policies and global economic growth. Our business was further impacted by inventory reductions in both semiconductor devices and finished goods inventory at our customers. Despite the significant reduction in our semiconductor market during this time, the company remained profitable and generated positive cash flow each quarter.

Throughout 2019, we took actions to streamline our cost structure and improve efficiency, including reducing our total headcount by approximately 10%.  At the same time, we continued to invest in the future of the company, by increasing R&D spending, winning several key design wins, strengthening customer relationships and accelerating our strategy to diversify our operational risk by opening a major factory outside of China.  We believe these actions will better position the company for growth and profitability and are already beginning to see the benefits as our semiconductor markets began to improve in the second half of the year.

Perhaps most importantly, we continued to execute our strategy to diversify the company and accelerate earnings growth with the acquisition of Artesyn Embedded Power on September 10, 2019.  This highly strategic and transformational acquisition strengthens our position as a leader in electrical power conversion, increases our addressable market by almost four times, doubles our revenue, and broadens and diversifies our markets with greater exposure to industrial and medical markets, and new positions in data center computing and telecom & networking.  Most importantly, it positions us for accelerated earnings growth as we execute on our plan to deliver significant synergies as a combined company.

We also acquired Artesyn Embedded Power on September 10, 2019 which added revenues in new markets.
Has Joined

Artesyn Embedded Power expands our addressable market to approximately $9B, doubles our annualized revenue potential to greater than $1.2B, broadens and diversifies our end markets, and creates a platform for accelerated earnings growth.

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Highlights of our consolidated fiscal year 2017, 2018 and 2019 financial performance and key business metrics are provided below.

Earnings Per Share Summary	Cash from Operations ($M)

Revenue ($M)	Operating Income ($M)

Note: A reconciliation of the non-GAAP measures is provided in Appendix A to this proxy statement.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Pay for Performance Philosophy

●   Compensation should promote the long-term focus required for the Company’s success by aligning executive officer’s interests with those of stockholders.

●   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

●   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

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Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee is responsible for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive Company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and motivate high caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. In accordance with the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist it in making determinations with respect to the compensation of our executives and other employees. For the 2019 fiscal year the Compensation Committee engaged Semler Brossy to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Information regarding the competitive review is provided below under the heading “Use of Market Data for Comparison Against Peer Companies.” Semler Brossy has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee. In connection with its engagement of Semler Brossy the Compensation Committee evaluated Semler Brossy’s independence from management including the independence of the individual representatives of Semler Brossy who served as the Compensation Committee’s consultants and determined that Semler Brossy is independent based on the Nasdaq Stock Market’s independence factors, as well as free of conflicts of interest.

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

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The Compensation Committee reviews the peer companies annually to take into account the volatility of the industries in which Advanced Energy participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Semler Brossy, the Compensation Committee reviewed its list of peer companies in August 2018 that was used for comparative review for 2019 compensation and made several changes to better reflect the company’s size and markets. The list of peer companies consists of the following 14 publicly traded companies of roughly similar size to Advanced Energy all of which are from related industries including the semiconductor and electronic equipment industries and compete with Advanced Energy for executive talent:

Peer Companies
Brooks Automation, Inc.	Entegris, Inc.	Photronics, Inc.
Astronics Corporation	Monolithic Power Systems, Inc.	MTS Systems Corporation
Rogers Corporation	Kulicke & Soffa Industries, Inc.	Veeco Instruments, Inc.
FormFactor, Inc.	MKS Instruments, Inc.	Power Integrations, Inc.
Novanta Inc.	OSI Systems, Inc.

Components of Executive Compensation

For 2019, the principal components of compensation for named executive officers were: (1) base salary, (2) annual performance based cash compensation under the 2019 STI Plan, (3) long term performance-based equity incentive compensation under the 2019 LTI Plan, and (4) other benefits, each of which are described in more detail below. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, the comparative review and analysis provided by Semler Brossy and alignment with the Company’s overall compensation philosophy. As we mentioned above, the Compensation Committee allocated the majority of our named executive officers target compensation in 2019 to performance-based compensation under our 2019 STI Plan and 2019 LTI Plan, consistent with our “pay for performance” philosophy.

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PRINCIPAL COMPENSATION COMPONENTS FOR NEOS:

Base Salary	Long-Term Incentive Plan	Short-Term Incentive Plan	Other Benefits

The amount and relative allocation of each of the above components at target depends on the following factors:

Historical rates of Executive Compensation	Data obtained from management’s recruitment activities	The comparative review and analysis provided by Semler Brossy	Alignment with the Company’s overall compensation philosophy

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries of our named executive officers are also set with the goal of rewarding executive officers on a day to day basis for their time and services. For 2019, the Compensation Committee decided to award Mr. Wasserman, Mr. Brinker and Mr. McGimpsey a merit increase in base salary. The higher 2019 base salary increase for Mr. Oldham was based on a combination of merit increase and factors including review of his most recent salary, peer company compensation, general market trends, as well as consideration of the current salaries of the Company’s executives and senior leadership. The base salaries of each of our named executive officers in 2019 were as follows:

		Base Salary	% Increase
Name	Position	(per annum)	from 2018
Yuval Wasserman	President and Chief Executive Officer	$721,000	3.0%
Paul Oldham	Executive Vice President and Chief Financial Officer	$425,200	6.3%
Neil Brinker	Executive Vice President and Chief Operating Officer	$437,750	3.0%
Thomas McGimpsey	Executive Vice President, General Counsel, Government Affairs & Corporate Secretary	$360,500	3.0%

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2019 Short Term Incentive Plan Compensation

The 2019 STI Plan provides the Company’s management team including each of the named executive officers with an opportunity to earn an annual cash bonus based on the Company’s achievement of certain financial performance goals and in the case of Mr. Wasserman a portion is based on the achievement of individual strategic goals.

The Compensation Committee set each of our named executive officers’ target bonus opportunity as a percentage of his base salary. Actual bonuses awarded to each of our named executive officers may range from 0% to 200% of target depending on actual company and individual performance as described below. For 2019 these annual bonus targets were as follows:

Name	Target as a % of Base Salary	Target ($)
Yuval Wasserman	100%	$721,000
Paul Oldham	70%	$297,640
Neil Brinker	70%	$306,425
Thomas McGimpsey	60%	$216,300

Our named executive officers’ annual bonuses are paid out of a bonus pool, the size of which is contingent on the achievement of certain financial performance goals. Achievement of the various performance goals listed in the table below determines the size of the bonus pool for Messrs. Wasserman, Oldham, Brinker and McGimpsey, subject to, with respect to Mr. Wasserman, a +/- 10% strategic modifier. The Compensation Committee selected the specific financial performance metrics for the 2019 STI Plan because such metrics are aligned with the Company’s overall strategic plan. Specifically, the Compensation Committee believes that the non-GAAP metrics are better indicators of the operating performance.

Values in $MM, except as noted

					Actual Performance
		Performance Goals			(Excluding Artesyn)*

		Threshold	Target ****	Stretch		%.
		(50%	(100%	(200%	Dollar	Incentive	Weighted
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned	Payout %
Revenue **	50%	$525	$700	$875	$569	62%	31%
Non-GAAP Operating Income from Continuing Operations**	30%	$55	$140	$220	$85	67%	20%
Operational Cash Flow ***	20%	$62	$83	$104	$92	142%	28%

					Overall Achievement		80%

*         The Compensation Committee made the decision to exclude Artesyn results from the performance calculation.

**        Non-GAAP Operating Income from Continuing Operations must be met to trigger pool funding for that goal and for the Revenue goal. Under the 2019 STI Plan, Non-GAAP Operating Income from Continuing Operations excludes non-cash related charges and non-recurring items.

***      Operational Cash Flow is not dependent on the other goals and represents cash flow from non-GAAP operating income, adjusted for changes in working capital and excluding any tax rate on repatriation of capital. For changes in working capital, the Compensation Committee excluded impacts resulting from acquired cash in acquisitions.

****     Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated.

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Based on our 2019 performance excluding Artesyn, the bonus pool was funded at 80%. Applying this percentage to Mr. Wasserman resulted in $576,800 for his bonus payout. In addition, Mr. Wasserman also received $58,200, or a 10% strategic modifier since he achieved the following strategic goals.

•	Market share and content gains as measured by key design wins. All initiatives are taken from the Company’s 2019 Annual Operating Plan and goals support our strategic plan.

Based on the corporate achievement of 80% as noted above and Mr. Wasserman’s strategic modifier, the NEOs achieved the following payouts for 2019:

	Financial
	(Actual at 80% of Target)
Name	Target	Actual
Yuval Wasserman	$721,000	$635,000
Paul Oldham	297,640	238,112
Neil Brinker	306,425	245,140
Thomas McGimpsey	216,300	173,040

2020 Short-Term Incentive Plan Performance Period

In an effort to address volatility in the markets the Company serves, we changed the 2020 Short Term Incentive Plan to provide for two six-month performance periods (January 1 – June 30 and July 1 – December 31) instead of a fiscal year performance period (January 1 – December 31). The Company’s management team including each of the named executive officers will have the opportunity to earn 50% of their target bonus opportunity with respect to each 6-month performance period. Please see the Company’s Form 10-K, Item 9B for further information on the 2020 Short-Term Incentive Plan.

2019 Long-Term Equity Incentive Compensation

During 2019 each of our named executive officers also participated in the 2019 LTI Plan, pursuant to which we granted equity awards under the Company’s 2017 Omnibus Incentive Plan as amended.  For 2019 the Compensation Committee determined the following 2019 target dollar value for equity awards granted to each of our named executive officers:

Name	2019 LTI Plan Target Grant Date Fair Value
Yuval Wasserman	$ 3,150,000
Paul Oldham	$ 900,000
Neil Brinker	$ 1,000,000
Thomas McGimpsey	$ 700,000

LTI Plan targets are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. In consultation with Semler Brossy, the Compensation Committee reviewed the LTI Plan targets of the Company’s executive officers compared to the peer group and general market data to determine an LTI Plan target award value. The Committee determined that each of the named executive officers listed above would receive (a) 50% of the LTI Plan award value in the form of time-based restricted stock units and (b) 50% of the LTI Plan award value in the form of performance stock units. We determined the number of restricted stock units and performance stock units to be granted to each named executive officer by dividing each named executive officer’s target grant date value indicated above by the 30‑day trailing average of the closing price of the Company’s common stock leading up to the grant date. The grant date was February 22, 2019 for the named executive officers. Further details regarding the number of restricted stock units and performance stock units that we granted to each of the named executive officers under the 2019 LTI Plan can be found in the “Grants of Plan Based Awards” table below.

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The grants of restricted stock units in 2019 vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date.

The performance stock units will vest based on the achievement of revenue and non-GAAP earnings per share (“Non-GAAP EPS”) from continuing operations over a three-year performance period (2019‑2021). All or a portion of such performance stock units can vest in any quarter during such three-year performance period if any of the performance goals are independently met over a trailing four quarter period (with the first measurement occurring at the end of the fourth quarter of 2019), contingent upon non-GAAP EPS achievement for the revenue measure. The Compensation Committee believes this early earning opportunity aligns incentives with the business strategy of accelerating growth of the organization. Three-year targets are based on aspirational goals and represent growth rates well above the underlying markets in which we operate. Some or all of the awards may be earned prior to the end of the 3‑year performance period if growth rates exceed these difficult targets. Since awards are granted annually, there is an “overlapping” effect mitigating the risk of actions to accelerate the earning of any specific year’s award. A threshold level of Non-GAAP EPS (indicated in the table below) must be met for any performance stock units to vest, including the performance stock units that would otherwise vest based on the achievement revenue goals. The performance goals for the 2019 LTI performance stock units were as follows and include Artesyn financial contribution to the overall achievement:

2019 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
		(50%	(100%	(200%
Financial Performance Metric	Weight	payout)	payout)	payout)
Revenue	50%	$950 M	$1.19 B	$1.31 B
Non-GAAP EPS	50%	$6.50	$7.00	$7.50

At the end of the 3‑year performance period, we will interpolate performance between threshold and target and target and stretch for the last trailing four quarter period in the 3‑year performance period and vest any remaining performance stock units accordingly.

Over the four-quarter period beginning on January 1, 2019 and ending on December 31, 2019, the Company did not achieve the threshold performance goals for revenue or Non-GAAP EPS, and accordingly, no vesting of such performance stock units occurred during 2019. As a result, Messrs. Wasserman, Oldham, Brinker and McGimpsey were each granted and earned the number of 2019 LTI stock units reported in the table below:

		2019 LTI Restricted	2019 LTI Performance		2019 LTI Performance
	2019 LTI Restricted	Stock Units Vested	Stock Units Granted		Stock Units Earned
	Stock Units Granted	during 2019	during 2019		during 2019
Name	(#)	(#)	(at Target) (#)		(#)
Yuval Wasserman	31,256	10,418	31,256	(1)	0
Paul Oldham	8,930	2,976	8,930	(1)	0
Neil Brinker	9,922	3,307	9,922	(1)	0
Thomas McGimpsey	6,945	2,315	6,945	(1)	0

(1)	Granted at 200% of this amount should stretch targets be met.

2018 Long-Term Incentive Plan Performance Stock Units

In 2018, we awarded each of our named executive officers performance stock units under our 2018 LTI Plan that vest based on our achievement of performance metrics over a three (3) year performance period (2018‑2020). Like the performance stock units that we granted in 2019, all or a portion of the 2018 LTI performance stock units can vest in any quarter during the three-year performance period if any of the

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performance goals are independently met over a trailing four quarter period. The performance goals for the 2018 LTI performance stock units were as follows:

2018 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
Financial Performance Metric	Weight	(50% payout)	(100% payout)	(200% payout)
Revenue	50%	$900 M	$1.13 B	$1.25 B
Non-GAAP EPS	50%	$5.50	$6.00	$6.50

Under the 2018 LTI Plan, the revenue and the Non-GAAP EPS thresholds required to trigger vesting of either the revenue or Non-GAAP EPS financial metrics were both not met; therefore, no performance stock units vested in 2019 under the 2018 grant.

2017 Long-Term Incentive Plan Performance Stock Units

In 2017, we awarded each of our named executive officers (of which, Messrs. Wasserman and McGimpsey are also current named executive officers) performance stock units under our 2017 LTI Plan that vest based on our achievement of performance metrics over a three (3) year performance period (2017‑2019). Like the performance stock units that we granted in 2019, all or a portion of the 2017 LTI performance stock units can vest in any quarter during the three-year performance period if any of the performance goals are independently met over a trailing four quarter period, contingent upon non-GAAP EPS achievement for the revenue measure. The performance goals for the 2017 LTI performance stock units were as follows:

2017 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
Financial Performance Metric	Weight	(50% payout)	(100% payout)	(200% payout)
Revenue	50%	$650 M	$750 M	$850 M
Non-GAAP EPS	50%	$3.00	$3.50	$4.00

Prior to 2019, all the 2017 LTI performance stock units based on Non-GAAP EPS had already vested because we achieved the Non-GAAP EPS stretch goal in 2017 (the first four quarters of the performance period), and a 25% portion of the 2017 LTI performance stock units based on revenue had already vested because we achieved the threshold revenue goal during 2017. During 2019, an additional 44.4% of the 2017 LTI performance stock units based on revenue vested because we achieved revenue of $788.9M by the end of 2019. As a result, Messrs. Wasserman and McGimpsey each earned the number of 2017 LTI stock units reported in the table below during 2019. After 2019, there will be no more vesting of the 2017 LTI performance stock units because the performance period expired, and any unearned 2017 LTI performance stock units were forfeited at the end of 2019.

2017 LTI Performance Stock Units
Name	Earned in 2019 (#)
Yuval Wasserman	9,630
Thomas McGimpsey	2,408

Additional information regarding the number of stock units that vested under our 2017‑2018 and 2019 LTI Plans for each named executive officer in 2019 can be found below in the “2019 Option Exercises and Stock Vested” table and information regarding the number of stock units that are unvested but remain outstanding for each named executive officer can be found below in the “2019 Outstanding Awards at Fiscal Year End” table.

Artesyn Performance-Based Integration Cash Incentive Program

On October 25, 2019, the Company approved a performance-based cash integration incentive program for select employees and members of management (including the named executive officers) that would reward

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participants should the Company achieve identified synergies, accretion targets and significant milestones related to factory and facility optimization, all with respect to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business during the 2020 and 2021 performance period (the “Integration Incentive Program”). The Integration Incentive Program is in addition to other incentive programs and may pay out early if targets and milestones are achieved early. Under the Integration Incentive Program, an eligible participant can achieve between 0% and 150% of target with a threshold achievement of 50% of target based on achievement of specific financial and integration goals. The eligible named executive officers under the Integration Incentive Program and their target cash incentive opportunity (shown in parenthesis) are as follows: Yuval Wasserman, President & Chief Executive Officer ($725,000), Paul Oldham, EVP & Chief Financial Officer ($725,000), Neil Brinker, EVP & Chief Operating Officer ($725,000) and Tom McGimpsey, EVP - Integration Manager ($600,000).

Other Benefits

As U.S. employees, the executives were eligible to participate in health and welfare benefits, as offered to our U.S. workforce. These benefits are designed to attract and retain a skilled workforce in a competitive marketplace. These benefits also help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company including the executive officers are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions from the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee.  All U.S. employees of the Company excluding the executive and senior leadership team through vice presidents are eligible to participate in the Company’s Employee Stock Purchase Plan (“ESPP”) which allows for employees to purchase shares of the Company’s common stock with funds withheld directly from their pay. The ESPP also provides participants with a right to purchase a limited number of shares of common stock of the Company at a purchase price equal to the lesser of eighty five percent (85%) of the fair market value of the stock on either the opening or closing date of an offering period under the plan.

Tax and Accounting Implications

When determining the compensation packages of our named executive officers, the Compensation Committee considers all factors that may have an impact on our financial performance such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered executives. Prior to the Tax Cuts and Jobs Act enacted in 2017 (the “Tax Reform Act”), certain performance-based compensation was potentially exempt from the $1 million deduction limit. However, under the Tax Reform Act, only qualifying performance-based compensation that is paid pursuant to a written binding contract in effect on November 2, 2017 will be exempt from the deduction limit. Only Mr. Wasserman and Mr. McGimpsey have qualifying performance-based compensation that may be paid pursuant to written binding contracts in effect as of November 2, 2017.

Accordingly, any compensation paid pursuant to new compensation arrangements entered into after November 2, 2017, even if performance based, will count towards the $1 million fiscal year deduction limit if paid to a covered executive.

Response to the 2018 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in

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our 2019 proxy statement. As reported on the Current Report on Form 8‑K filed with the SEC on June 5, 2019, over 32.8 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2019 Annual Meeting, representing approximately 96% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 3 as contained in this proxy statement.

Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging transactions with respect to the Company’s common stock.

Stock Ownership Policy

In February 2014, our Board of Directors adopted a Stock Ownership Policy, effective for years beginning with 2014, which is applicable to the Chief Executive Officer, the named executive officers reporting to the Chief Executive Officer and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (a) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five (5) times his or her annual base salary (excluding any bonus, award or special compensation), (b) the named executive officers reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three (3) times his or her annual base salary (excluding any bonus, award or special compensation), and (c) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five (5) times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase‑in period over five years to achieve the respective ownership goal. The CEO, named executive officers and non-employee members of the Board either currently conform to the policy or are on track to fully comply within the required time period.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the above Compensation Discussion and Analysis for fiscal year 2019. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2020 Annual Meeting.

This report is submitted by the Compensation Committee.

Edward C. Grady, Chair

Grant H. Beard

John A. Roush

Compensation Risk Assessment

In 2019, the Compensation Committee, with the assistance of Semler Brossy, reviewed the formal risk assessment for all our incentive compensation programs that have material impact on our financial

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statements. In conducting such review, the Compensation Committee considered key information about each incentive compensation plan within our compensation program, including the number of participants, target annual awards, performance metrics, and design features. As a result of such review, the Compensation Committee determined that none of our incentive plans presents a material adverse risk to the financial statements of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Grady (Chair), Beard and Roush. There are no interlocking relationships as defined in the applicable SEC rules.

During 2019, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Change in Control and General Severance Agreements

The Company entered into certain executive change in control and general severance agreements (the “agreements”) in 2018 with Messrs. Wasserman, Oldham, Brinker and McGimpsey. The agreements provide each of the executive officers with severance payments and certain benefits in the event of a termination without cause (as defined in the agreements) at any time (known as the “General Severance Benefits”), or a termination without cause or for good reason (as defined in the agreements) following an actual, or during a pending, change in control (known as “CIC Benefits”). The Company provides CIC Benefits in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control. The Company decided to also provide General Severance Benefits in these agreements after determining that such benefits were commonly provided by the Company’s peers. The Compensation Committee approved the terms and conditions of the agreements based on consideration of marketplace benchmark data and the Company’s retention objectives.

Under these agreements, if the executive’s employment is terminated without cause (and not in connection with a change in control), then the General Severance Benefits provided to the executive are: (a) all then accrued compensation, (b) a lump sum payment equal to one times (1x) (or in the case of the Chief Executive Officer, one and a half times (1.5x)) the executive’s then current annual base salary, (c) continuation of insurance and other benefits for twelve (12) months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

Under these agreements, in the event of an executive’s termination without cause or for good reason within 12 months following an actual, or during a pending, change in control, the CIC Benefits provided to the executive are: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal one and a half times (1.5x) the executive’s then current annual base salary and target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times (2x) the then current annual base salary and target bonus amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full vesting and right to exercise all stock options, equity grants and other equity awards (at maximum) then held by the executive so terminated.

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The payment of the General Severance Benefits and CIC Benefits under these agreements are conditioned upon the executive’s execution of a release of claims against the Company.

CEO Pay Ratio

As required by Securities and Exchange Commission rules we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Wasserman our CEO. For the year ended December 31, 2019:

•	the median of the annual total compensation of all employees* of our Company was reasonably estimated to be $46,644. The median employee is employed in the United Kingdom as a Test Technician I.
•	the annual total compensation of Mr. Wasserman was $4,613,425.
•	Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 99 to 1.

*The median employee calculation for 2019 for purposes of CEO pay ratio comparison excludes Artesyn employees (approximately 8,317 employees) because the acquisition occurred late in the fiscal year.

Excluding our CEO, we identified the median employee by examining the 2019 total actual compensation, which includes annual base salary, cash allowances, cash incentives and long-term equity, for all individuals who we employed on December 31, 2019, the last day of our payroll year (excluding Artesyn). We included all our employees, whether full-time, part-time, or seasonal, including any interns, fixed-term, temporary employees, or individuals that we employ through an agency. We annualized the total actual compensation for any individual that works full-time but was hired after January 1, 2019. For any employee that we paid in currency other than U.S. Dollars, we then applied the applicable foreign currency exchange rate as of December 31, 2019 to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2019 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Mr. Wasserman’s annual total compensation as reported in the Summary Compensation Table by the median employee’s annual total compensation.

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Equity Compensation Plan Information

The Company currently maintains two equity compensation plans: The Company’s 2017 Omnibus Incentive Plan, as amended, and the Employee Stock Purchase Plan (“ESPP”). Both plans were approved by the Company’s stockholders. The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019 in each of the equity compensation plans.

	A		B	C
Number of
securities
remaining
available for
issuance under
equity
compensation
	Number of securities to		Weighted average	plans (excluding
	be issued upon exercise		exercise price of	securities
	of outstanding options,		outstanding options,	reflected in
	warrants and rights		warrants and rights	column (A)
Plan Category	(#)		($)	(#)
Equity Compensation plans approved by security holders	185,084	(1)	21.56	2,543,919	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	185,084		21.56	2,543,919

(1)	Includes 185,084 shares subject to stock options.
(2)	Includes 236,628 shares available for future issuance under the Employee Stock Purchase Plan.

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Management

Executive officers of the Company are appointed by the Board and serve until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of this proxy.

Name	Age	Position	Principal Occupation and Business Experience

YUVAL WASSERMAN	65	President, Chief Executive Officer and Director	A summary of Mr. Wasserman’s business experience is included in Proposal No. 1. on page 9.

PAUL OLDHAM	56	Executive Vice President, Chief Financial Officer

Mr. Oldham joined the Company in May 2018 as its Executive Vice President & Chief Financial Officer. Previously Mr. Oldham served as the Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a developer and manufacturer of laser-based production equipment (“ESI”), from February 17, 2016 until December 4, 2017, and as the Vice President of Administration, Chief Financial Officer and Corporate Secretary of ESI from January 7, 2008 until February 16, 2016. Prior to joining ESI, Mr. Oldham was employed at Tektronix, Inc., a test, measurement, and monitoring company, since 1988, where he held several senior leadership positions, including Vice President Finance and Corporate Controller, Vice President - Treasurer and Investor Relations and European Operations Controller. Mr. Oldham has a bachelor’s degree in Accounting and an MBA in accounting and finance from Brigham Young University.

NEIL BRINKER	44	Executive Vice President, Chief Operating Officer

Mr. Brinker joined the Company in June 2018 as its Executive Vice President & Chief Operating Officer. Previously, Mr. Brinker served as the Group President of the IDEX Corporation (“IDEX”), from July 2015, and was Platform President of IDEX’s Material Processing Technologies from May 2014 to July 2015 and General Manager of IDEX’s Fluid Management business from April 2012 to May 2014. Prior to IDEX, Mr. Brinker was a Director of Global Operations at Danaher Corporation (“Danaher”) from July 2009 to April 2012 and held several other operations management leadership positions at Danaher from February 2007 to July 2009. Prior to Danaher, Mr. Brinker held various management positions at General Motors Company from 2001 to 2007. Mr. Brinker holds a B.S.M.E. degree from Michigan State University, a Master of Engineering from the University of Michigan and an MBA from Eastern Michigan University.

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Name	Age	Position	Principal Occupation and Business Experience

THOMAS MCGIMPSEY	58	Executive Vice President, General Counsel, Government Affairs & Corporate Secretary

Mr. McGimpsey joined the Company in April 2009 and serves as its Executive Vice President - General Counsel, Government Affairs & Corporate Secretary. Mr. McGimpsey was the interim Chief Financial Officer from January to May in 2018, the Corporate Development (M&A) Officer from 2011 to 2015 and he managed the IT Department from 2010 to 2013, all while serving as General Counsel. Prior to joining the Company, Mr. McGimpsey was Vice President of Operations at First Data Corporation from February 2008 to April 2009. During 2007, Mr. McGimpsey was a consultant and legal advisor to various companies. Prior to that, Mr. McGimpsey was the Executive Vice President of Business Development & Chief Legal Officer for McDATA Corporation from July 2000 to January 2007 when the company was sold. From February 1998 until its sale in June 2000, Mr. McGimpsey held the position of Director and Senior Corporate Attorney at US WEST, Inc. From 1991 to 1998, Mr. McGimpsey was in private practice at national law firms. From 1984 to 1988, Mr. McGimpsey was a Senior Engineer for Software Technology, Inc. (a Harris company). Mr. McGimpsey has been on the Board of Directors of CPP, Inc., an international engineering services company, since August 2015 and has been a Commissioner on the Colorado Commission on Higher Education since July 2015. Mr. McGimpsey received his MBA (with distinction) from Colorado State University, his Juris Doctor degree from the University of Colorado and his B.S. degree in Computer Science from Embry-Riddle Aeronautical University. Mr. McGimpsey was a National Association of Corporate Directors (NACD) Board Leadership Fellow and is licensed to practice law in New York, Colorado, Florida and before the U.S. Supreme Court.

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Summary Compensation

The following table shows compensation information for fiscal 2017, 2018, and 2019 for the named executive officers.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(2)	($)	($)(3)	($)	($)(4)	($)
Yuval Wasserman	2019	721,000			3,246,873	—	635,000	—	10,552	4,613,425
President and Chief	2018	700,000	—		2,880,846	—	725,000	—	10,867	4,316,713
Executive Officer	2017	650,000	—		3,900,326	—	977,250	—	12,415	5,539,991
Paul Oldham	2019	425,200	—		927,648	—	238,112	—	10,233	1,601,193
Executive Vice President	2018	267,397	—		520,998	—	121,940	—	7,626	917,961
and Chief Financial Officer	2017	—	—		—	—	—	—	—	—
Neil Brinker	2019	437,750	—		1,030,749	—	245,140	—	10,313	1,723,952
Executive Vice President	2018	229,384	150,000	(1)	855,867	—	104,423	—	965	1,340,639
and Chief Operating Officer	2017	—	—		—	—	—	—	—	—
Thomas McGimpsey	2019	360,500	—		721,447	—	173,040	—	10,073	1,265,060
Executive Vice President	2018	350,000	—		672,090	—	136,500	—	10,352	1,168,942
and General Counsel	2017	340,000	—		975,020	—	404,960	—	11,173	1,731,153

(1)	In 2018, the Company paid a cash signing bonus to Mr. Brinker.
(2)

The value of the Stock Awards listed relate to the Long Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary of the date of grant and, for 2017 and 2018, was conditioned on the Company achieving positive non-GAAP operating income from continuous operations and (b) performance stock unit awards that may vest during a three year period contingent on achievement of certain performance goals. The value of the 2019 performance stock units is shown in the table assuming the target performance goals were met. The 2019 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, Brinker, and McGimpsey would be $4,870,310, $1,391,473, $1,546,098 and $1,008,222, respectively. The value of the 2018 performance stock units is shown in the table assuming the target performance goals were met. The 2018 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, Brinker and McGimpsey would be $4,321,338, $781,436, $1,058,059, and $1,008,205, respectively. Mr. Brinker’s 2018 maximum amount total includes a new hire grant of time vested RSUs over a three-year period. The value of the 2017 performance stock units is shown in the table assuming the target performance goals were met. The 2017 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman and McGimpsey would be $5,229,490, and $1,307,342, respectively. The assumptions used to calculate the value of Stock Awards are set forth under Note 18 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10‑K for fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020.

(3)

For each named executive officer, the amount shown in this column represents the amount earned under the STI plan with respect to the year shown, though the amounts were actually paid in the subsequent fiscal year pursuant to the terms of the STI plan.

(4)

All other compensation for each named executive officer consists of a 401(k) employer matching contribution (in the amount of $8,400) and the cost of excess life insurance and disability insurance premiums that the Company paid on behalf of the named executive officer (in the amount of $2,152, $1,833, $1,913 and $1,673 for Messrs. Wasserman, Oldham, Brinker, and McGimpsey, respectively.

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2019 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the named executive officers during 2019. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2019 Year-End Table on the following page.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Base Price of	Grant Date
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Underlying	Option	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/share)	Option Awards ($)
Yuval Wasserman	2/22/2019	360,500	721,000	1,442,000	15,628	31,256	62,512	31,256	-	-	3,246,873

Paul Oldham	2/22/2019	148,820	297,640	595,280	4,464	8,930	17,860	8,930	-	-	927,648

Neil Brinker	2/22/2019	153,213	306,425	612,850	4,961	9,922	19,845	9,922	-	-	1,030,749

Thomas McGimpsey	2/22/2019	108,150	216,300	432,600	3,472	6,945	13,891	6,945	-	-	721,447

(1)

Amounts shown are estimated payouts for 2019 under the Company’s STI plan. The target bonus amount equals a specified percentage of each named executive officer’s base salary as of December 31, 2019, as described in more detail above under “‑Components of Executive Compensation‑2019 Short Term Incentive Plan Compensation.” The maximum amount shown is 2.0 times the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2019 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

Reflects the performance stock units that vest upon the Company’s achievement of certain performance goals during the three-year period 2019‑2021. These awards are described in more detail above under “‑Components of Executive Compensation‑2019 Long-Term Equity Incentive Compensation.”

(3)

Reflects restricted stock units that vest in 1/3 on each anniversary of the grant date. These awards are described in more detail above under “‑Components of Executive Compensation‑2019 Long-Term Equity Incentive Compensation.”

(4)	The value of the restricted stock units and performance stock units are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

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2019 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2019.  Some of the following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table above.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
			Plan Awards:						Plan Awards:	Plan Awards:
	Number of	Number of	Number of						Number of	Market or Payout
	Exercisable	Unexercisable	Securities			Number of		Market Value	Unearned	Value of
	Securities	Securities	Underlying			Shares or Units		of Shares or	Shares, Units or	Unearned Shares,
	Underlying	Underlying	Unexercised	Option		of Stock That		Units of Stock	Other Rights	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		That Have Not	That Have Not	Rights That Have
	Options	Options	Options	Price	Expiration Date	Vested		Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	(2)	(#)		($)	(#)(1)	($)
Yuval Wasserman	—	—	—	—	—	52,265	(3)	$ 3,721,268	120,119	$ 8,552,473
	45,429	—	—	18.77	10/1/2024	—			—	—
	83,945	—	—	26.32	2/5/2025	—			—	—

Paul Oldham	—	—	—	—	—	11,770	(4)	$ 838,024	26,379	$ 1,878,185

Neil Brinker	—	—	—	—	—	15,907	(5)	$ 1,132,578	26,507	$ 1,887,298

Thomas McGimpsey	—	—	—	—	—	11,966	(6)	$ 851,979	27,603	$ 1,965,334
	6,995	—	—	26.32	2/5/2025	—		—	—	—

(1)

Calculated based on the achieved performance for fiscal 2019. Performance stock units can vest in any quarter during their respective three-year performance period if any of the performance goals are independently met over a trailing four quarter period. These awards are described in more detail above under “‑Components of Executive Compensation."

(2)	All options expire 10 years following the date of issuance and vest one-third per year over three (3) years.
(3)

14,120 shares vest on February 3, 2020, 10,419 shares vest on February 24, 2020, 6,889 shares vest on February 2, 2021, 10,419 shares vest February 22, 2021 and 10,418 shares vest on February 22, 2022.

(4)	2,977 shares vest February 24, 2020, 1,420 shares vest May 4, 2020, 2,977 shares vest February 22, 2021, 1,420 shares vest May 3, 2021, and 2,976 shares vest February 22, 2022.
(5)

3,308 shares vest February 24, 2020, 1,110 shares vest on June 18, 2020, 3,765 shares vest on July 19, 2020, 3,307 shares vest on February 22, 2021, 1,110 shares vest on June 18, 2021, and 3,307 shares vest on February 22, 2022.

(6)	3,414 shares vest on February 3, 2020, 2,315 shares vest on February 24,2020, 3,922 shares vest on February 22, 2021 and 2,315 shares vest on February 22, 2022.

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2019 Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, as well as stock awards vested and value realized upon vesting, by the named executive officers during 2019.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Yuval Wasserman	—	—	34,982 (2)	$1,831,105
Paul Oldham	—	—	1,420 (3)	81,451
Neil Brinker	—	—	4,877 (4)	262,188
Thomas McGimpsey	—	—	9,673 (5)	506,181

(1)	The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.
(2)	Of this number, 5,447 shares were withheld by the Company to cover tax withholding obligations.
(3)	Of this number, 454 shares were withheld by the Company to cover tax withholding obligations.
(4)	Of this number, 2,144 shares were withheld by the Company to cover tax withholding obligations.
(5)	Of this number, 3,868 shares were withheld by the Company to cover tax withholding obligations.

Pension Benefits

Advanced Energy’s named executive officers do not participate in any defined-benefit pension plan. Advanced Energy does not maintain any plan for our named executives that provides for payment or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) plan, a defined contribution plan.

Non-Qualified Deferred Compensation

The Company does not maintain a non-qualified deferred compensation plan.

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Potential Payments upon Termination of Change in Control

The following table describes the potential payments and benefits Mr. Wasserman, Mr. Oldham, Mr. Brinker and Mr. McGimpsey would be entitled to under the Company’s compensation and benefit plans and arrangements assuming their employment terminated on December 31, 2019 due to a change in control, an involuntary termination entitling them to severance, a voluntary termination, death, and disability.

		Change in
		Control
		Termination
		w/o Cause		General Severance for
		or for		Termination w/out					Long-
		Good Reason		Cause or for Good		Voluntary			Term
Name	Benefits	(1)(2)(3)		Reason		Termination	Death		Disability
Yuval Wasserman	Prorated target bonus	$721,000	(4)	$—		—	$1,000,000	(11)	$120,000	(12)
	Severance	1,442,000	(5)	1,081,500	(6)	—	—		—
	Target Bonus	1,442,000	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	42,543	(9)	28,312	(10)	—	—		—

Paul Oldham	Prorated target bonus	297,640	(4)	—		—	850,400	(11)	120,000	(12)
	Severance	637,800	(5)	425,200	(6)	—	—		—
	Target Bonus	446,460	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	50,902	(9)	38,160	(10)	—	—		—

Neil Brinker	Prorated target bonus	306,425	(4)	—		—	875,500	(11)	120,000	(12)
	Severance	656,625	(5)	437,750	(6)	—	—		—
	Target Bonus	459,638	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	48,971	(9)	32,597	(10)	—	—		—

Thomas McGimpsey	Prorated target bonus	216,300	(4)	—		—	721,000	(11)	120,000	(12)
	Severance	540,750	(5)	360,500	(6)	—	—		—
	Target Bonus	324,450	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	63,883	(9)	42,539	(10)	—	—		—

(1)

Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Cause” means any of the following: (i) the Executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries;(ii) the Executive’s continued substantial and repeated neglect of his duties, after written notice thereof from Senior Management (or the Compensation Committee, if Executive is a member of Senior Management or a named executive officer of the Company), and such neglect has not been cured within 30 days after the Executive receives notice thereof from Senior Management (or the Compensation Committee, as applicable); (iii) the Executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company (either singly or on a consolidated basis); or (iv) the Executive’s engaging in conduct constituting a breach of his written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.

(2)

Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the Executive’s duties, level of responsibility or authority, other than a change in title only without the Executive’s express written consent; or (ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or (iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) a corresponding increase in the Executive’s Base Salary; or (iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or (v) the Company’s (or its successor’s) material breach of this Agreement.

Notwithstanding the foregoing, the Executive will not be considered to have terminated for Good Reason unless (A) the Executive provides written notice to the Company of the circumstance(s) constituting the Good Reason event within 90 days following the

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initial existence of such event, (B) the Company fails to cure the Good Reason event within 30 days following its receipt of such notice, and (C) the Executive provides written notice to the Company of his Date of Termination.

(3)

As described above in the proxy statement under the heading “Change in Control and General Severance Agreements” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control and General Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants and other equity awards held by the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants and awards under the various long term incentive plans) please refer to the Executive Compensation section of the proxy statement. Such accelerated vesting of these stock options, equity grants and other equity awards could result in payouts to the executives in such circumstances.

(4)	Assumes December 31, 2019 termination date. Executive to receive a pro rata portion of target bonus.
(5)	CEO to receive a lump sum payment equal to two (2) times and each other NEO to receive a lump sum payment equal to one and a half (1.5) times his then current annual base salary.
(6)	CEO to receive a lump sum payment equal to one and a half (1.5) times and each other NEO to receive a lump sum payment equal to one (1.0) times his then current annual base salary.
(7)	Executive to receive a lump sum payment equal to two (2) times and each other NEO to receive a lump sum payment equal to one and a half (1.5) times his then current target bonus.
(8)	Executive may be reimbursed for up to $15,000 in outplacement services.
(9)

Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for eighteen (18) months following the date of termination.

(10)

Executive to receive: (a) continuation of medical insurance for twelve (12) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for twelve (12) months following the date of termination.

(11)

Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. In addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.

(12)	Executive to receive annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.

The Company’s policy in respect of related party transactions is evidenced in the charters and guidelines of the committees of the Board referenced in this proxy statement and Codes of Ethical Conduct. The types of transactions covered by the policy are (1) those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC, (2) any monetary engagement between a Board member and the Company or an officer and the Company and (3) business or personal relationships between Board members. Any related party transaction that does arise must be reviewed and approved by both the Nominating & Governance and Audit & Finance Committees. All of the members of these committees are independent directors. Such committees, in determining whether to approve the transaction, review the facts and circumstances in respect of the transaction for conflicts of interest, any anticipated effect on a Board member’s independent decision-making or judgment in respect to matters affecting the Company, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.

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In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to the Company’s Codes of Ethical Conduct. Under the Codes of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationships, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

Members of our Board of Directors hold various executive positions and serve as directors at other companies, including companies that are our customers. During the year ended December 31, 2019, we had sales totaling approximately $1.3 million and no related accounts receivable from such customers at December 31, 2019. No member of the Board of Directors had a direct or indirect material interest in the transactions.

All transactions with these companies have been made in the ordinary course of business on arms-length terms, and the members of our Board of Directors have not personally participated in these transactions on behalf of these companies or Advanced Energy.

CORPORATE GOVERNANCE MATTERS

Codes of Conduct and Ethics

Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct are available on our website at www.advancedenergy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1595 Wynkoop St., Suite 800, Denver, CO 80202. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

PROPOSALS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a‑8 must be received at our principal executive offices no later than the close of business on November 11, 2020. Proposals should be addressed to Thomas McGimpsey, Corporate Secretary, Advanced Energy Industries, Inc.,  1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

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Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a‑8, but is instead sought to be presented directly at the 2021 Annual Meeting, must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the date of the Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to our Amended and Restated By‑Laws must be received no earlier than January 30, 2021 and no later than the close of business on March 1, 2021; provided, however, that in the event that the 2021 Annual Meeting is called for a date that is not within 30 days before or after the date of the Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2021 Annual Meeting and not later than the 60th day prior to the date of the 2021 Annual Meeting. In the alternative, if the first public announcement of the date of the 2021 Annual Meeting is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made by the Company in order to be timely. Proposals should be addressed to Thomas O. McGimpsey, Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are advised to review the Amended and Restated By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

FORM 10‑K

The Report on Form 10‑K is included in the 2019 Annual Report to stockholders accompanying this proxy statement. You can request an additional copy of the 2019 Annual Report on Form 10‑K by mailing a request to the Corporate Secretary of Advanced Energy at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

GENERAL MEETING MATTERS

The board of directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Yuval Wasserman and Thomas O. McGimpsey as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Wasserman and McGimpsey in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. The telephone number is (970) 407-6826.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on March 9, 2020, you are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, which is referred to as the “record date” for the meeting, 38,419,724 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 303 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

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Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Each stockholder entitled to vote at the Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390‑9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/aeis and complete an electronic proxy card.

The inspector of the election will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the Annual Meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the Annual Meeting.

If a broker holds your shares, this proxy statement and the enclosed proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes present and Proposals 2 and 3 will be approved by a majority of the votes cast on such proposal. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1, 2 and 3. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

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The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the Annual Meeting:

Proposal	Vote Required	Effect of Broker Non- Votes and Abstentions
Election of eight (8) directors	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Pages 12-13	No effect

Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

Advisory approval of Advanced Energy’s compensation of its named executive officers	Majority of the votes cast at the Annual Meeting (by proxy or in person) - this is an advisory vote which is not binding on the Company	No effect

If any other proposals are properly presented to the stockholders at the Annual Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the Amended and Restated By-laws of Advanced Energy, the number of votes required to approve a proposal is a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.

Delivery and Revocability of Proxies

In addition to the ability of our record stockholders to vote in person at the Annual Meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390‑9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.

If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to Thomas O. McGimpsey, our Corporate Secretary at Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the Annual Meeting in

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person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the Annual Meeting will not automatically revoke your previously-delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2019 Annual Report to stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2019 Annual Report to stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc.,  1595 Wynkoop Street, Suite 800,  Denver, Colorado 80202; telephone number (970) 407‑6826. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2019 Annual Report to stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

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Representation at the Annual Meeting

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the section entitled “Delivery and Revocability of Proxies” on page 55 and on the enclosed proxy card.

THE BOARD OF DIRECTORS

Dated March 10, 2020

Denver, Colorado

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APPENDIX A -  Reconciliation of Non-GAAP Measures used in CD&A¹

Revenue
	2017	2018	2019
GAAP Revenue	$671	$719	$789
Artesyn Revenue	—	—	220
GAAP Revenue (Excluding Artesyn)	$671	$719	$569

Operating Income from Continuing Operations
	2017	2018	2019
GAAP Operating Income	$201	$172	$54
Add backs:
Stock Based Compensation	13	10	7
Impact of acquisitions, net of related one-time costs	—	2	2
Facility transition and relocation costs	—	2	5
Amortization of intangible assets	4	5	12
Restructuring charges	—	4	5
Non-GAAP Operating Income	$218	$195	$85

Net Income & EPS
	2017	2018	2019
Income from continuing operations, less noncontrolling interest, net of income taxes	$136	$147	$56
Add backs:
Amortization of intangible assets	4	5	12
Stock Based Compensation	13	10	7
Acquisition-related costs	—	2	20
Facility transition and relocation costs	—	2	5
Restructuring charges	—	4	5
Nonrecurring tax (benefit) associated with inverter business	(34)	—	(14)
Loss of foreign exchange hedge	3	—	—
Incremental expense associated with start-up of the Asia regional headquarters	1	—	—
Tax cuts and Jobs Act impact	73	6	—
Tax effect of Non-GAAP adjustments	(4)	(4)	3
Non-GAAP income, net of income taxes	$192	$172	$94

Diluted earnings per share from continuing operations, as reported	$3.39	$3.74	$1.47
Add backs:
Per share impact of Non-GAAP adjustments, net of taxes	$1.38	$0.63	$0.97
Non-GAAP per share earnings	$4.77	$4.37	$2.44

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Operational Cash Flow
	2017	2018	2019
Net cash provided by operating activities from continuing operations	$190	$151	$48
Add backs to operating profit (Acquisitions, other income, taxes)	65	24	26
Non-GAAP adjustment	—	8	19
Depreciation	(5)	(8)	(10)
Other items excluded from operational cash	(33)	(5)	(4)
Adjustment to change in operating assets and liabilities	(34)	15	13
Operational Cash*	$183	$185	$92

*     For variable compensation programs operational cash is defined as Non-GAAP operating profit less changes in Net Working Capital (Changes in A/R; Inventory & A/P)

(1)  Non-GAAP Operating Income and Operational Cash exclude Artesyn.

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Annual Meeting of Advanced Energy Industries, Inc. to be held on April 30, 2020 for Holders as of March 9, 2020 This proxy is being solicited on behalf of the Board of Directors VOTE BY: ANNUAL MEETING OF ADVANCED ENERGY INDUSTRIES, INC. Date: Time: Place: April 30, 2020 9:00 A.M. (Mountain Daylight Time) 1595 Wynkoop Street, Suite 800, Denver, CO 80202 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only. TELEPHONE INTERNET Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. Call 866-390-9955 Go To: www.proxypush.com/aeis  Cast your vote online.  View Meeting Documents .   Use any touch-tone telephone. DIRECTORS RECOMMEND OR  Have your Voting Instruction Form ready.  Follow the simple recorded instructions. 1. Election of 8 Directors 01 Grant H. Beard 02 Frederick A. Ball 03 Tina M. Donikowski 04 Ronald C. Foster 05 Edward C. Grady 06 Thomas M. Rohrs 07 John A. Roush 08 Yuval Wasserman For Withhold For For For For For For For For MAIL  Mark, sign and date your Voting Instruction Form.  Detach your Voting Instruction Form.  Return your Voting Instruction Form in the postage-paid envelope provided. OR By signing the proxy, you revoke all prior proxies and appoint Yuval Wasserman and Thomas O. McGimpsey, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2020. 3. Advisory approval of Advanced Energy’s compensation of its named executive officers. . For For All votes must be received by 5:00 P.M., Eastern Time, April 29, 2020. PROXY TABULATOR FOR ADVANCED ENERGY INDUSTRIES, INC. P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Copyright © 2020 Mediant Communications, Inc. All Rights Reserved Please separate carefully at the perforation and return just this portion in the envelope provided. X

Revocable Proxy — Advanced Energy Industries, Inc. Annual Meeting of Stockholders April 30, 2020, 9:00 a.m. (Mountain Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby constitutes and appoints Yuval Wasserman and Thomas O. McGimpsey, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc,1595 Wynkoop Street, Suite 800, Denver, CO 80202, on Thursday, April 30, 2020 at 9:00 a.m. Mountain Daylight Time, and at any adjournment or postponement thereof, on all matters coming before the meeting. This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted: FOR the nominees for directors specified in Proposal 1 and FOR each of Proposals 2 and 3. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.